Exhibit 99.1

SupportSoft to Acquire Core Networks to

Advance VoIP, Video and Broadband Service Automation

—Combined Offering to Expand Unified Software Platform

for Digital Service Provider “Triple Play”—

Redwood City, CA– July 20, 2004 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of Real-Time Service Management software, and Core Networks Incorporated, a privately held Canadian software company based in Halifax, Nova Scotia, today announced that they have signed a definitive merger agreement under which SupportSoft will acquire all, or substantially all, of the assets of Core Networks for approximately US$17 million in cash. The transaction is subject to customary closing conditions. SupportSoft anticipates that the transaction will close in September 2004 and will be accretive to earnings per share within 12 months of closing.

Established in 1998, Core Networks specializes in software products for network monitoring, management and activation of advanced digital services for DSL and cable broadband providers. Core Networks’ software products are evolving into a comprehensive portfolio of solutions for network management and monitoring, usage policy management, firmware upgrade management and remote management of home network devices.

“SupportSoft’s proven strength in providing digital service providers (DSPs) with the software solutions they require to efficiently expand their customer offerings for the ‘triple play’ of high speed data, voice and video delivery, now becomes even stronger through the acquisition of Core Networks,” said Radha Basu, SupportSoft Chairman and CEO. “Comprehensive service automation — especially for the ‘last mile’ leading to a subscriber’s home or small business — is essential to creating a great customer experience. We believe the integration of Core Network’s real-time networking products with SupportSoft’s Real-Time Service Management platform uniquely positions our combined offering as the first true, end-to-end solution for IP-based digital services.”

Major benefits that SupportSoft anticipates from the acquisition include:

•	Technology foundation for triple play service automation including voice over IP, video over IP and enhanced broadband service offerings,

•	Expanded capability to support home network and small business environments through remote management of residential and small business gateway equipment,

•	Accelerated ability to deliver end-to-end service automation solutions from the customer premises, in the network and at the call center,

•	Expanded expertise for building solutions that identify and resolve network problems.

“Having met with broadband providers around the globe, SupportSoft is consistently named as the company that is helping redefine customer service delivery through software innovation,” said Craig Soderquist, Core Networks’ President and CEO. “The integration of Core Networks and SupportSoft technologies promises to make standardizing on SupportSoft for voice, video and data service automation even more appealing to customers. Rather than working with multiple point solution vendors with conflicting agendas, technologies and priorities — not to mention an inconsistent understanding of network technologies — service providers now have one leader they can turn to for their service delivery needs.”

SupportSoft will host a conference call to discuss the acquisition, as well as second quarter 2004 results, on Tuesday, July 20, at 2 p.m. PDT. A live Web cast of the call can be accessed by visiting www.supportsoft.com/investors. A replay of the Web cast will be archived on the investor relations section of SupportSoft’s Web site at http://www.supportsoft.com/investors.

About SupportSoft

SupportSoft (Nasdaq: SPRT) is a leading provider of Real-Time Service Management (RTSM™ ) software designed to accelerate and automate enterprise technical support, customer service and IT infrastructure management. Enterprises that have purchased our products and services include: ADP, Bank of America, Cisco Systems, IBM, Procter & Gamble, Siebel Systems, Sony and Thomson Financial. Managed service providers that have purchased our products to provide outsourced services to enterprises include: Accenture, ACS, CGE&Y, CGI, CSC and IBM Global Services. Digital service providers incorporating our software into their service offerings include: Adelphia Communications, BellSouth, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TeliaSonera and UPC.

About Core Networks

Core Networks delivers a suite of powerful next-generation applications for the broadband industry. The company’s flagship product, CoreOS, has been deployed at global customer sites for over five years and the company has recently introduced several new products for service assurance, home networking, and firmware upgrade management. These latest applications: CoreMeter, network trend and performance manager, CoreRhythm, firmware upgrade manager, and CoreEnsemble, CableHome™ compliant home network manager, are currently in trials or deployed with top tier cable operators in the U.S. and Europe. Core Networks is an NDA vendor of CableLabs® and tComLabs® and works with major CMTS and cable modem vendors as well as other industry partners to ensure advanced feature support and compatibility.

Established in 1998, Core Networks is based in Halifax, Nova Scotia, with its global headquarters in California, and European head office in Woerden, The Netherlands. For more information please visit www.CoreNetworks.com. Core Networks was advised by RelevantC for this transaction.

NOTE: SupportSoft is a registered trademark of SupportSoft, Inc. Core Networks and CoreOS are registered trademarks of Core Networks Inc. All other trademarks belong to their respective owners.

Safe Harbor Statement

Except for the historical matters contained herein, the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as anticipate, may, will, could, should and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to, statements related to the anticipate benefits from the acquisition of Core Networks, such as increased strength for SupportSoft software offerings, stronger technology foundation for anticipated SupportSoft customer expansion into VoIP, video and enhanced broadband service offerings, faster time to market for new, network-based service automation solutions and incorporation of Core Networks’ networking solutions and engineering talent into SupportSoft’s business model, as well as statements related to the anticipated benefits of integrating Core Networks’ real-time networking solutions with SupportSoft’s real-time management software platform, the anticipated timing of the closing of the acquisition and SupportSoft’s belief that the transaction will be accretive to earnings per share within 12 months of closing. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of closing conditions to the acquisition, including any required regulatory approvals, the ability to successfully integrate the business, personnel, products and technologies of both companies, SupportSoft’s ability to achieve broad adoption and acceptance of its Real-Time Service Management products and services, the potential for a decrease in revenue caused by a reliance on a few large transactions in any period, its ability to expand its international operations, its ability to manage growth effectively, the ability of its software to operate with hardware and software platforms that are used by its customers now or in the future, its ability to compete successfully in the real-time service management market, the loss of the services of its key personnel, system failures that may cause an interruption in its customers’ ability to use its products or services, the ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed in SupportSoft’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and from time to time in its SEC filings. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.